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                                                                    EXHIBIT 23.1

                                TCSI CORPORATION

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1991 Stock Incentive Plan (No. 33-57540 and 333-8353), as amended, Equity Sharing Plan (No. 33-41808), as amended, 1994 Board of Directors Stock Option Plan (No. 33-98842), as amended, and Employee Stock Purchase Plan (No. 333-31705), and in the related Prospectuses, of TCSI Corporation of our report dated January 27, 1998, with respect to the consolidated financial statements and financial statement schedule of TCSI Corporation included in this annual report (Form 10-K) for the year ended December 31, 1997.

                                                               ERNST & YOUNG LLP

San Francisco, California
March 23, 1998